EX-23.h.3.a
EXHIBIT A
to the Expense Limitation Agreement between
NATIONWIDE VARIABLE INSURANCE TRUST
and
NATIONWIDE FUND ADVISORS
Effective May 1, 2007;
Amended December 3, 2007;
Amended January 9, 2008;
Amended July 1, 2008;
Amended March 24, 2009

Expenses Excluded for
Purposes of “Fund
	Expense Limitation for			Operating Expenses” in
Name of Fund	Fund			Section 1.1
NVIT U.S. Growth Leaders Fund (formerly, Nationwide NVIT U.S. Growth Leaders Fund)	Class I Class II Class III	1.15 1.15 1.15	% % %	See (1) Below

NVIT Nationwide Leaders Fund	Class I Class II Class III	1.15 1.15 1.15	% % %	See (1) Below

NVIT Technology and Communications Fund (formerly, Nationwide NVIT Global Technology and Communications Fund)	Class I Class II Class III Class VI	1.23 1.23 1.23 1.23	% % % %	See (1) Below

NVIT Money Market Fund (formerly, Nationwide NVIT Money Market Fund)	Class IV	0.50%		See (2) Below

NVIT Mid Cap Growth Fund (formerly, Nationwide NVIT Mid Cap Growth Fund)	Class IV	0.95%		See (2) Below

NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.23 0.23 0.23 0.23	% % % %	See (1) Below

Expenses Excluded for
Purposes of “Fund
	Expense Limitation for			Operating Expenses” in
Name of Fund	Fund			Section 1.1
NVIT Small Cap Index Fund	Class II Class VII Class Y	0.30 0.30 0.30	% % %	See (1) Below

	Class II Class VII Class Y	4.00 4.00 4.00	%** %** %**

NVIT Mid Cap Index Fund	Class I Class II Class III Class Y	0.32 0.32 0.32 0.32	% % % %	See (1) Below

NVIT International Index Fund	Class II Class VI Class VII Class VIII Class Y	0.37 0.37 0.37 0.37 0.37	% % % % %	See (1) Below

	Class VI Class VII Class Y	4.00 4.00 4.00	%** %** %**

NVIT Bond Index Fund	Class II Class VII Class Y	0.32 0.32 0.32	% % %	See (1) Below

	Class II Class VII Class Y	4.00 4.00 4.00	%** %** %**

Gartmore NVIT Developing Markets Fund	Class I Class II	1.40 1.40	% %	See (1) Below
Gartmore NVIT Emerging Markets Fund	Class I Class II Class III Class VI	1.40 1.40 1.40 1.40	% % % %	See (1) Below

Gartmore NVIT International Equity Fund (formerly, Gartmore NVIT International Growth Fund)	Class I Class II Class III Class VI Class Y	1.25 1.25 1.25 1.25 1.25	% % % % %	See (1) Below

NVIT Enhanced Income Fund	Class II Class VII Class Y	0.45 0.45 0.45	% % %	See (3) Below

NVIT Multi-Manager Large Cap Growth Fund	Class I Class II Class Y	0.75 0.75 0.75	% % %	See (3) Below

NVIT Multi-Manager Mid Cap Growth Fund*	Class I Class II Class Y	0.82 0.82 0.82	% % %	See (3) Below

Expenses Excluded for
Purposes of “Fund
	Expense Limitation for			Operating Expenses” in
Name of Fund	Fund			Section 1.1
NVIT Multi-Manager International Growth Fund	Class I Class II Class III Class VI Class Y	0.96 0.96 0.96 0.96 0.96	% % % % %	See (3) Below
NVIT Core Bond Fund	Class I Class II Class Y	0.55 0.55 0.55	% % %	See (3) Below
NVIT Core Plus Bond Fund	Class I Class II Class Y	0.55 0.55 0.55	% % %	See (3) Below
Neuberger Berman NVIT Socially Responsible Fund	Class I Class II Class Y	0.78 0.78 0.78	% % %	See (3) Below
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class I Class II	0.75 0.75	% %	See (3) Below

Van Kampen NVIT Real Estate Fund	Class I Class II Class Y	0.85 0.85 0.85	% % %	See (3) Below
NVIT Cardinal Conservative Fund	Class I Class II	0.28 0.28	% %	See (3) Below
NVIT Cardinal Moderately Conservative Fund	Class I Class II	0.25 0.25	% %	See (3) Below
NVIT Cardinal Balanced Fund	Class I Class II	0.25 0.25	% %	See (3) Below
NVIT Cardinal Moderate Fund	Class I Class II	0.25 0.25	% %	See (3) Below
NVIT Cardinal Capital Appreciation Fund	Class I Class II	0.25 0.25	% %	See (3) Below
NVIT Cardinal Moderately Aggressive Fund	Class I Class II	0.25 0.25	% %	See (3) Below
NVIT Cardinal Aggressive Fund	Class I Class II	0.28 0.28	% %	See (3) Below
NVIT Multi-Manager Mid Cap Value Fund	Class I Class II Class Y	0.81 0.81 0.81	% % %	See (3) Below
NVIT Short Term Bond Fund	Class I Class II Class Y	0.50 0.50 0.50	% % %	See (3) Below
NVIT Multi-Manager Large Cap Value Fund	Class I Class II Class Y	0.77 0.77 0.77	% % %	See (3) Below
AllianceBernstein NVIT Global Fixed Income Fund†	Class I	0.58%		See (3) Below

	Class II	0.58%

	Class III	0.58%

	Class VI	0.58%

	Class Y	0.58%

Expenses Excluded for
Purposes of “Fund
	Expense Limitation for			Operating Expenses” in
Name of Fund	Fund			Section 1.1
Oppenheimer NVIT Large Cap Growth Fund†	Class I Class II Class Y	0.50 0.50 0.50	% % %	See (3) Below
American Century NVIT Multi Cap Value Fund†	Class I Class II Class Y	0.67 0.67 0.67	% % %	See (3) Below
Templeton NVIT International Value Fund†	Class I Class II Class III Class VI Class Y	0.87 0.87 0.87 0.87 0.87	% % % % %	See (3) Below
NVIT Investor Destinations Capital Appreciation Fund†	Class II Class VI	0.28 0.28	% %	See (3) Below
NVIT Investor Destinations Balanced Fund†	Class II Class VI	0.28 0.28	% %	See (3) Below

(1)	Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)	Interest, taxes, brokerage commissions, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(3)	Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine

*	Effective July 1, 2008 until at least July 1, 2009, as ratified at the September 18, 2008 Board Meeting. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

**	Effective until at least March 1, 2011.

†	Effective until at least May 1, 2010.
IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name: Allan J. Oster
Title: Assistant Secretary

NATIONWIDE FUND ADVISORS
By:
Name: Michael S. Spangler
Title: President